Exhibit 10.14
LEASE AGREEMENT
THE SUMMIT BUILDING
This lease agreement made and entered into as of the 1st day of February, 2004, between Onward, L.L.C. an Oklahoma Corporation, hereinafter referred to as “Lessor”, and Benefit Marketing Solutions, hereinafter referred to as “Tenant”.
WITNESSETH:
SEC. 1. LEASED PREMISES:
In consideration of the mutual covenants as set forth herein, Tenant and Lessor agree as follows:
A.	Lessor hereby leases to Tenant and Tenant hereby leases from Lessor for the rental and on the terms and conditions hereinafter set forth approximately 2474 square feet of rentable space on the first floor as indicated on the plan attached hereto as Exhibit A., and known as Suite 105 (Upstairs) in the office building located at 900 36th Avenue NW, in the city of Norman, Cleveland County in the State of Oklahoma. Tenant assumes the responsibility to verify the square footage.

B.	Lessor also leases to Tenant reasonable unassigned parking spaces.
SEC. 2. TERM:
Subject to and upon the conditions set forth herein, or any exhibit or addendum hereto, the term of this lease shall be for a period of twelve (12) months, beginning February 1st, 2004 (“Commencement Date”) and shall end at midnight on January 31, 2005.
SEC. 3. USE: The leased premises shall be used and occupied by Tenant solely as General Office and for no other purpose.
SEC. 4. SECURITY DEPOSIT: Security Deposit of $00.00. Upon the occurrence of any event of default by Tenant, Lessor may, without prejudice to any other remedy, use the security deposit paid to Lessor by Tenant as herein provided to the extent necessary to make good any arrears of rent and any damage caused to the suite or building by the Tenant or other damage, injury, expense or liability caused to Lessor by such event of default, any remaining balance of such security deposit to be returned by Lessor to Tenant upon termination of this lease. Such security deposit shall not be considered an advance payment of rental or a measure of Lessor’s damages in case of default by Tenant.

SEC. 5. RENT: As consideration for the execution of this lease, lessee covenants, agrees and promises to pay as basic rental, a total sum of $36,00.00 payable at the office of Lessor in twelve (12) monthly installments of $3,000.00 in legal tender of the United States of America, in advance, without demand and without deduction, on the first day of each calendar month during the term hereof, provided however, that if the term of this Lease commences on a date other than the first day of a calendar month, the first rental payment, to be made on lease execution shall be the rental for the pro-rated rental remainder for the calendar month in which the Lease term commences.
In addition to the foregoing rental, Tenant agrees to pay to Lessor as additional rental all charges for any services, goods, or materials furnished by Lessor at Tenant’s request which are not required to be furnished by Lessor under this Lease Agreement, as well as all other sums payable by Tenant thereunder, within ten (10) days after lessor renders a statement therefore to lessee. All past due installments shall bear late fee of $00.00.
SEC. 6. RENTAL EXCALATION:
A.	“Base Year” as used herein means the calendar year 2003.
B.	The total net rental area of the building is 14,435 square feet and for rental escalation purposes, Tenant’s pro-rata share thereof is agreed to .05%.

C.	“Operating Expenses” for the base year is $5.30 per square foot.

D.	Tenant agrees to pay as additional rental its pro-rata share of increases in operational expenses for the items set out in the sub-paragraphs below. Lessor shall, within nine (9) months following the close of any calendar year for which additional rental is due under the sub-paragraph below, give written notice thereof to the Tenant. The notice shall include a computation of the additional rent, in reasonable detail, and Tenant agrees to make payment of the additional rents to Lessor within thirty (30) days following receipt of this notice Lessee shall have the right, at its expense and at a reasonable time, to examine Lessor’s books relevant to additional rentals due under this paragraph.
(i)	Services. Tenant agrees to pay, as additional rental, its proportionate share of any increases in Lessor’s costs of providing repairs, management, maintenance and operation of the building, repair and operation of the building, heating, air conditioning, utilities, janitorial supplies, cleaning and other services, landscape, parking and general maintenance and repairs in excess of Lessor’s costs of these services for the Base Year, and any increases in subsequent calendar years, however, that for purposes of calculations hereunder, any increases in utility rates (those for water, sewer, electricity and other utilities servicing the building) in excess of such rates as they exist on the Commencement Date hereof shall be a part of the increased building operating costs without regard to the lease period.

(ii)	Property Taxes. Lessor agrees to pay, as they become due, all real estate taxes, which accrue against the leased premises during the term of this lease. Tenant agrees to pay, as additional rental, its proportionate share of any increases in real estate taxes over the taxes paid for the Base Year, and any increase in subsequent calendar year.

(iii)	Insurance. Tenant agrees to pay as additional rental, its proportionate share of any increase insurance premiums Lessor is required to pay pursuant to the terms of this Lease over the insurance premiums paid for the Base Year, and any increases in subsequent calendar years. If an increase in the fire and extended coverage premiums paid by Lessor for the building in which Tenant occupied space is caused by Tenant; Tenant’s use and occupancy of the premises, or if Tenant wrongly vacates the premises prior to the normal expiration of the lease and causes an increase, then Tenant shall pay as additional rental the amount of the increase to Lessor.

(iv)	Base Rental. Anything herein to the contrary notwithstanding, in no event will the Base Rental provided for herein ever be reduces. If Additional Rental is due at the end of any calendar year, Tenant agrees to pay Lessor without deduction or setoff, the Additional Rent as follows:

(v)	At the end of each calendar Year and within thirty (30) days from notice from the Lessor that Additional Rent is due, Tenant shall pay Lessor Additional Rent not already paid by Tenant pursuant to the provisions hereof, and

(vi)	Tenant agrees to pay Lessor for each month during each calendar year one-twelfth (1/12) of such Additional Rental due for the preceding calendar year. On the first day of the month next following written notice from Lessor that Additional Rent is due for the immediately proceeding calendar year, Tenant shall pay additional sum necessary so that Tenant shall have paid one-twelfth (1/12) of such Additional Rent for each month in the then current year. Thereafter, Tenant shall pay on the first day of each month until a subsequent adjustment in Additional Rent, one-twelfth (1/12) of such Additional Rent for the immediately preceding calendar year.

(vii)	The rental payable during each calendar year of part thereof during the term of this Lease subsequent to the base year for rental escalation as heretofore specified in the lease shall be increased by Tenant’s percentage share, as specified in the Base Lease Information, of the total dollar increase, if any, in Operating Expenses paid or incurred by Lessor in the Base Year. Operating Expenses shall not include any capital costs made by Lessor.
SEC. 7. SERVICES AND UTILITIES Lessor, at its sole cost and expense will pay for all charges for water and electricity used by Tenant while occupying the leased premises, with electricity for ordinary office uses, ballastand lamp replacement for the building’s fluorescent fixtures located in the demised premises, elevator service; janitorial service on a five-day week basis, in the manner and to the extent deemed standard by Lessor during the periods and hours as services are normally furnished to all tenants. Tenant will pay all telephone charges. Lessor agrees to furnish Tenant with tempered and refrigerated water at those points of supply provided for general use of other Tenants in the building; heated and refrigerated air conditioning in season, at temperatures and in amounts which Lessor considers standard. Lessor shall not be liable in damages or otherwise for failure, stoppage or interruption of any such service, nor shall the same be construed as eviction of Tenant, work or abatement of rent, or relieve Tenant from the operation of any covenant or agreement; but in the event of any failure, stoppage or interruption thereof, Lessor shall use reasonable diligence to resume service promptly. The work of the building janitor shall not be hindered by Tenant. In the event Tenant desires heating and air conditioning at times other than herein specified, Tenant agrees to pay entire cost thereof.
SEC. 8. MAINTENANCE, REPAIRS AND USE: Lessor shall, at its own cost and expense provide for the cleaning and maintenance of the public portions of the building, including painting and landscaping surrounding the building. Unless otherwise expressly stipulated herein, Lessor shall not be required to make any improvements or repairs of any kind or character on the leased premises during the term of this lease, except such repairs as may be required by normal maintenance operations, which shall include repairs to the exterior walls, corridors, windows, roof and other structural elements and equipment of the building, such additional maintenance as may be necessary because of damages by persons other than Tenant, its agents, employees, invitees or visitors. Lessor shall have sole control over the parking of automobiles and other vehicles and shall designate parking areas and building service areas. Lessor may at its option and at the cost and expense of Tenant, repair or replace any damage of injury done to the building or any part thereof, caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors; Tenant shall pay the cost thereof to Lessor on demand. Tenant further agrees to maintain and keep the interior of the leased premises in good repair and condition at Tenant’s expense. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the leased premises, and at the termination of this lease, by lapse of time or otherwise, to deliver up the leased premises to Lessor in as good condition as on date of possession by Tenant, ordinary wear and tear alone excepted, and upon such termination of this lease, Lessor shall have the right to reenter and resume possession of the leased premises. Tenant will not use, occupy or permit the use or occupancy of the leased premises for any purpose which is directly or indirectly, forbidden by law, ordinance, or governmental or municipal, regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment of any other tenant of the building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the building; or use any apparatus which might make undue noise or set up vibrations in the building; or permit anything to be done which would increase the fire and extended coverage insurance rate of the building or contents, and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand thereof by Lessor.
SEC. 9. QUIET ENJOYMENT:
Tenant, on paying the said rent and performing covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the leased premises for the said term.

SEC. 10. ALTERATIONS:
Tenant covenants and agrees to keep the premises free of all liens for improvements or otherwise and that it will make no structural change or major alteration without Lessor’s written consent in advance, and without first furnishing the Lessor fifteen (15) days advance notice outlining in detail the proposed changes or alterations.
SEC. 11. FURNITURE, FIXTURES AND PERSONAL PROPERTY:
Tenant may remove its office supplies and movable office furniture and equipment not attached to the walls, ceiling or floors of the building provided: (a) such removal is made prior to the termination of the term of this lease; (b) Tenant promptly repairs all damage caused by such removal. All other property at the leased premises and any alterations of additions to the leased premises including but not limited to wall-to-wall carpeting, paneling, desks, shelves, molding, or wall covering and any other article attached or affixed to the floor, wall or ceiling of the leased premises as a part thereof at the termination of this lease by lapse of time or otherwise.
SEC. 12. SUBLETTING AND ASSIGNING:
Tenant shall not assign this lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise, or mortgage or pledge the same, or sublet the leased premises, or any part hereof, without the prior written consent of Lessor, which shall not be unreasonably withheld, and in no event shall any such assignment or sublease ever release lessee from any obligation or liability hereunder. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.
If the Tenant desires to assign or sublet all or any part of the demised Premises, it shall discuss same with Lessor at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, either directly or through any broker. When Tenant has obtained an assignee or sublessee, Tenant shall provide Lessor with a copy of the proposed assignment or sublease. Within twenty (20) days after Lessor’s receipt of Tenant’s proposed assignment or sublease, Lessor shall have the option to:
A.	Cancel the lease as to the Premises or portion thereof proposed to be ascended or Sublet; or

B.	Consent to the proposed assignment or sublease, in which event, however, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration therefore or any payment incident thereto) for the space assigned or sublet exceeds the hereinabove provided rent payable under this Lease for such space, Tenant shall be bound and obligated to pay Lessor all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such assignee or sublessee, as the case by be: or

C.	Refuse its consent to the proposed assignment or sublease but allow Tenant to continue in search for an assignee or sublessee that may be acceptable to Lessor, which option shall be deemed to be elected unless Lessor gives Tenant written notice providing otherwise.

SEC. 13. FIRE AND CASUALTY:
The parties hereto mutually agree that if the leased premises are partially or totally destroyed by fire or other casualty covered by the fire and extended coverage insurance to be carried by Lessor under the terms hereof, then Lessor may at its option, repair and restore the leased premises as soon as it is reasonably practicable, to substantially the same condition in which the leased premises were before such damage, or it may terminate the lease; provided, however, that in the event the leased premises are completely destroyed or so badly damaged that repairs cannot be commenced within thirty (30) days and completed within six months thereafter, then this lease shall be terminable as of the date of the occurrence of the damage or destruction, by either party hereto by serving written notice upon the other; and provided further, that in any event if repairs have not been commenced within thirty (30) days from the date of said damage and thereafter completed within a reasonable time, in no case to exceed six months, this lease may be immediately terminated by Tenant as of the date of the occurrence of the damage or destruction, by serving notice upon the Lessor.
In the event the leased premises are completely destroyed or so damaged by fire or other casualty covered by the fire and extended coverage insurance to be carried by Lessor under the terms hereof that it cannot be reasonably be used by Tenant for the purposes herein provided and this lease is not terminated as above provided, than there shall be a total abatement of rent until said premises are made usable. In the event the leased premises are partially destroyed or damaged by fire or other hazard so that such premises can be only partially used by Tenant for the purpose herein provided, then there shall be a partial abatement in the rent corresponding to the time and extent which such premises cannot be used by Tenant.
SEC. 14. CONDEMNATION:
In the event the building, leased premises, or any portion thereof shall be taken or condemned in whole or in part for public purposes then the term of this lease shall, at the option of the Tenant, forthwith cease and terminate, and the Lessor shall receive the entire award for land and building; in the event Tenant does not terminate as herein provided, there shall be proportioned reduction in the rent.
SEC. 15. DEFAULT BY TENANT:
Tenant shall make default in any covenant or agreement to be performed by it and if after written notice from Lessor to Tenant (except for a default caused by the nonpayment of rent as set forth in Section 5 Hereof, for which no notice is required) such default shall continue for a period of ten (10) days or if the leasehold interest of Tenant shall be taken on execution or other process of law or if Tenant shall petition under any provision the Bankruptcy Code of the United States or be declared to be insolvent according to law, than and in any of said causes, the Lessor may immediately or at any time thereafter, without further notice or demand, enter upon and into said Premises or any part thereof and take absolute possession of the same fully and absolutely without such reentry automatically working a forfeiture of the rents to be paid and the covenants to be performed by Tenant for the full term of this lease and at the

Lessor’s election, Lessor may either lease or sublet such premises or any part thereof on such terms and conditions and for such rents and for such time as the Lessor may reasonably elect and after crediting the proceeds of any rent actually collected by Lessor from such relating on the rentals stipulated to be paid under this lease by Tenant, collect from Tenant any balance remaining due on the rent reserved under this lease, or Lessor may declare this lease forfeited and may take full and absolute possession of said premises free from any subsequent rights or obligations of Tenant, or at the option of Lessor, the entire rent for the balance of the term shall at once become due and payable, as if by the terms of this lease it were all payable in advance. In the event of such default and relating by Lessor, Tenant agrees to pay all cost of refurnishing and all costs of relating premises.
All remedies herein given Lessor, including all those set forth as provided by law, shall be cumulative, and the exercise of one or more of such remedies by Lessor shall not exclude the exercise of any other consistent remedy, nor shall any waiver by Lessor, express or implied, of any breach of any term, covenant or condition hereof be deemed a waiver of such term, condition or covenant, or any subsequent breach of the same of any other term, covenant or condition hereof. Acceptance of rent by Lessor from Tenant or any assignee, sublessee or other Successor in interest to Tenant, with or without notice, shall never be construed as a waiver of any breach of any term, condition or covenant of this lease. Failure of Lessor to declare any default upon occurrence thereof; or delay in taking action with respect thereto shall not waive default, and Lessor shall have the right to declare such default at any time and take such action as may be authorized hereunder, in law or equity, or otherwise.
In addition to the payment of the rentals and the late payment charge as provided herein, the Lessor and Tenant each agree to reimburse the other for all expenses incurred by either in effecting enforcement of these lease provisions, which shall include but not be limited to attorney’s fees and court costs. In the event of money judgment, attorney’s fees shall be a maximum of fifteen percent (15%) thereof.
SEC. 16. HOLD HARMLESS:
Lessor and Tenant agrees that each will indemnify the other and hold the other harmless from and against all fines, suits, claims, demands, liabilities and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any breach, violation or non-performance of any covenant or condition hereof or from the use of occupancy of the leased premises by Tenant or Tenant’s agents, employees, licensees, or invitees. Lessor shall not be liable to Tenant or Tenant’s agents, employees, licensees, or invitees, for any damage to person or property resulting from any act or omission or negligence of any co-tenant, visitor or other occupant of the building except insofar as Lessor’s own negligence may contribute thereto.
SEC. 17. NONWAIVER:
Neither acceptance of rent by Lessor nor failure by Lessor to complain of any action, non-action or default of Tenant, whether singular or repetitive, shall constitute a waiver of any of Lessor’s rights hereunder. Waiver by Lessor of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or thing done by Lessor or its agent shall be deemed to be an acceptance of surrender of the leased premises and no agreement to accept a surrender of the leased premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Lessor.

SEC. 18. RULES AND REGULATIONS:
Such reasonable rules and regulations applying to all Tenants in the building as may be hereafter adopted by Lessor for the safety, care and cleanliness of the premises and the preservation of good order thereon, are hereby made a part hereof and Tenant agrees to comply with all such rules and regulations. Lessor shall have the right at all times to change rules and Regulations or to amend them in any reasonable manner as may be deemed advisable by Lessor, all of which changes and amendments will be sent by Lessor to Tenant in writing and shall be thereafter carried out and observed by Tenant. (See Exhibit “B” attached).
SEC. 19. ASSIGNMENT BY LESSOR:
Lessor shall have the right to assign or transfer, in whole or in part every feature of its right and obligations hereunder and in the building and leased premises. Such assignments or transfers may be made to a corporation, trust, trust company, individual or group of individuals, and howsoever made shall be in all things respected and recognized by Tenants.
SEC. 20. SEVERABILITY:
This Lease Agreement shall be construed in accordance with the laws of the State of Oklahoma. If any clause or provision of this lease is illegal, invalid, or unenforceable, under present or future laws effective during the term hereof, that the remainder of this lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provisions as may be possible and be legal, valid and enforceable.
SEC. 21. SIGNS:
No signs of any kind or nature, symbol or identifying mark shall be put on the building, in the halls, elevators, staircases, entrances, parking areas or upon doors, walls or windows, whether plate glass or otherwise, of the leased premises nor within the leased premises so as to be visible from the public areas or exterior of the building, without prior written approval of Lessor. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Lessor.
SEC. 22. SUCCESSORS AND ASSIGNS:
The Lessor and Tenant agree that all provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that, except as restricted by the provisions of the section entitled “Subletting and Assigning” hereof, this lease agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.

SEC. 23. HOLDING OVER:
In the event of holding over by Tenant after the expiration or termination of this lease, such hold over shall be as a Tenant at will and all of the terms and provisions of this lease shall be applicable during such period, except that Tenant shall pay Lessor as rental for the period of such hold over an amount equal to twice the rent which would have been payable by Tenant had such hold over period been a part of the original term of this lease, and Tenant will vacate said premises and deliver the same to Lessor upon Tenant’s receipt of notice from Lessor to vacate premises. The rental payable during such hold over period shall be payable to Lessor on demand. No holding over by Tenant, whether with or without consent of Lessor, shall operate to extend this lease except as herein provided.
SEC. 24. ENTIRE AGREEMENT
This instrument and any attached addenda or exhibits signed by the parties constitute the entire agreement between Lessor and Tenants; no prior written or prior or contemporaneous oral promises or representations shall be binding. This lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. Paragraph captions herein are for Lessor’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this instrument.
SEC. 25. NOTICES:
Whenever in this lease it shall be required or permitted that notice of demand be given or served by either party to this lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and delivered personally or forwarded by Certified or Registered Mail, postage pre-paid, addressed as follows:
To the Lessor
ONWARD, L.L.C.
2500 S McGee Drive, Suite 147
Norman, OK. 73072
To the Tenant
Benefit Marketing Solutions
900 36th Avenue, NW, Suite 105
Norman, OK. 73072
Such addresses may be changed from time to time by either party by serving notices as above provided.

SEC. 26. TENANT’S INSURANCE:
A.	All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Lessor and qualified to do business in the State of Oklahoma. Each policy shall name Lessor, as an additional insured, as their respective interest may appear. Each policy shall contain:
(i)	A cross-liability endorsement

(ii)	A provision that such policy and the coverage evidenced thereby shall be primary non-contributing with respect to any policies carried by Landlord and that any coverage carried by Lessor shall be excess insurance, and

(iii)	A waiver by the insurer of any right of subrogation against Lessor, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Lessor, its agents, employees or representatives. A copy of each paid policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Lessor before the date Tenant if first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Lessor thereof. Lessor may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after twenty (20) days written notice to Lessor. Tenant shall furnish Lessor with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Lessor may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Lessor and Tenant as required by this Lease.
A.	Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering:
(i)	All Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant, and;

(ii)	Trade Fixtures, merchandise and other personal property from time to time in, or about the Premises, providing protection against any peril included within the classification “Fire and Extended Coverage” together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property to be insured. Upon termination of this lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Lessor, and the proceeds under )(ii) above shall be paid to Tenant.

B.	Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect worker’s compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than Five Hundred Thousand Dollars ($500,00.00) combined single limit for bodily injury, death and property damage liability.
SEC. 27. TENANT ESTOPPEL CERTIFICATES:
Within ten (10) days after written request from Lessor, Tenant shall execute and deliver to Lessor’s designee a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Rent and the date to which Rent has been paid in advance; © the amount of any security deposit with Lessor; and (d) that Lessor is not in default hereunder or, if Lessor is claimed to be in default hereunder or, if Lessor is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by any purchase, assignee or lender. Tenant’s failure to execute and deliver such statement within the time required shall at Lessor’s election be a default under this Lease and shall also be conclusive upon Tenant that; (1) this lease is in full force and effect and has not been modified except as represented by Lessor; (2) there are not uncured defaults in Lessor’s performance and that Tenant has no right to offset, counterclaim or deduction against Rent; and (3) not more than one month’s Rent has been paid in advance. Lessee shall be requited to execute such and Estoppel Certificate only if the matters contained therein are in fact the truth. Any such statement may be relied upon by any purchaser, assignee or lender.
SEC. 28. OTHER PROVISIONS:
Exhibits and Addenda
The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease.
A Exhibit “A” Floor Plan showing the Premises.

B. Exhibit “B” Rules and Regulations.

IN WITNESS WHEREOF the Lessor acting herein by duly authorized individuals, have caused those present to be executed which shall have the force and effect of an original on this the 1st day of February, 2004.
IN WIITNESS WHEREOF the Tenant acting herein by duly authorized individuals, have caused those presents to be executed which shall have the force and effect of an original on this the 1st day of February, 2004.

Attest	Attest
Lessor:	Tenant:

Onward, L.L.C.		Benefit Marketing Solutions

Witness	Date	Witness	Date

President/Landlord	Date	Tenant	Date
(Brett Wimberley)

EXHIBIT “B”
RULES AND REGULATIONS
1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed of affixed on or to any part of the outside or inside of the building without the written consent of Lessor first had and obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of the Tenant.
All approved signs or lettering on doors or windows shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by the Lessor.
Lessor shall not place anything or allow anything to be placed on or near the glass of any window, door partition or wall which may appear unsightly from outside the Premises; provided, however, that Lessor may furnish and install a Building standard window covering at all exterior windows. Tenant shall not without prior written consent of Lessor cause or otherwise sunscreen any window.
2.	The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenants or used by them for any purpose other than ingress and egress from their respective Premises.
3.	Tenant shall not alter any lock or install any new or additional locks of any bolts on any doors or windows of the Premises.
4.	The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees shall have caused it.
5.	Tenant shall not overload the floor of the Premises or in any way deface the Premises of any part thereof.

6.	No furniture, freight or equipment of any kind shall be brought into the Building without the prior notice to Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall designate. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the building. Safes or other heavy object shall, if considered necessary by Lessor, stand on supports of such thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.
7.	Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.
8.	No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. However, Tenant may use a microwave to warm food for Tenant and its employees.
9.	Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by the Lessor.
10.	Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Lessor. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of the Lessor.
11.	On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00pm and 8:00am the following day, access to the building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. The Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Lessor reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the building and the Building.
12.	Lessor reserves the right to exclude or expel from the Building any person who, in the judgement of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the rules and regulations of the Building.

13.	No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Lessor.

14.	Lessor shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

15.	Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent the same.

16.	Without the written consent of Lessor, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

17.	Lessor shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the Tenant’s generally.

18.	All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed for normal ingress and egress from the Premises.

19.	The smoking of tobacco in the common areas of The Summit Building (lobby, restrooms, halls and stairways) and the subject suite is not permitted.

ADDENDUM TO LEASE AGREEMENT
THE SUMMIT BUILDING
The Lease Agreement between Onward, L.L.C. (“Lessor”) and Benefit Marketing Solutions, L.L.C. (“Tenant”) which was effective May 1, 2005 and amended effective August 1, 2006, August 1, 2008, September 30, 2009 and is hereby amended effective September 30, 2010 as follows:
1. The parties hereto agree to the terms of this Addendum.
2. The parties acknowledge that the Lease Agreement was assigned by Onward, L.L.C. to Southwest Brokers, Inc. on October 6, 2005 and Southwest Brokers, Inc. is now “Lessor”.
3. The parties agree that Sec. 1, Part A of the Lease Agreement is hereby deleted and replaced with the following:
Effective November 1, 2009: Lessor hereby leases to Tenant and Tenant hereby leases from Lessor for the rental and on the terms and conditions hereinafter set forth approximately 6523 square feet of rentable space on the second floor and known as Suite 105 (Upstairs — previously Suite 200), Suite 201, Suite 202, Suite 203 and Suite 204 in the office building located at 900 36th Avenue NW, in the city of Norman, Cleveland County in the State of Oklahoma. Tenant assumes the responsibility to verify the square footage.
4. The parties agree that Sec 2 of the Lease Agreement is hereby modified to extend the term of the lease until midnight on September 30, 2011.
5. The Tenant agrees to pay, on the first day of each calendar month during the term hereof, $8,153.75.
IN WITNESS WHEREOF, the parties herein, by duly authorized representatives have executed this Addendum as of the effective date written above.

Lessor:	Southwest Brokers, Inc.

By:
Brett Wimberley, President

Date:

Tenant:	Benefit Marketing Solutions, L.L.C.

By:

Danny Wright, Chief Executive Offier